As filed with the Securities and Exchange Commission on February 27, 2014

File No. 811-22741

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM N-1A

REGISTRATION STATEMENT

UNDER

THE INVESTMENT COMPANY ACT OF 1940

[X]

                                                      AMENDMENT NO.   3                           [X]

CMBS PORTFOLIO

 (Exact Name of Registrant as Specified in Charter)

Two International Place, Boston, Massachusetts 02110

(Address of Principal Executive Offices)

(617) 482-8260

(Registrant’s Telephone Number, including Area Code)

Maureen A. Gemma

Two International Place, Boston, Massachusetts 02110

(Name and Address of Agent for Service)

Throughout this Registration Statement, information concerning CMBS Portfolio (the “Portfolio”) is incorporated by reference from Amendment No. 134 to the Registration Statement of Eaton Vance Special Investment Trust (File No. 002-27962) under the Securities Act of 1933 (the “1933 Act”) (the “Amendment”), which was filed electronically with the Securities and Exchange Commission on February 26, 2014 (Accession No. 0000940394- 14-000 268).   The Amendment contains the prospectus (the “Fund Prospectus”) and statement of additional information (the “Fund SAI”) of Eaton Vance Short Duration Real Return Fund (the “Fund”), which may invest a portion of its assets in the Portfolio.

PART A

Responses to Items 1, 2, 3, 4 and 13 have been omitted pursuant to Paragraph B2 (b) of the General Instructions to Form N-1A.

Item 5.  Management

(a) Investment Adviser

The Portfolio’s investment adviser is Boston Management and Research ("BMR").  Information about portfolio managers and advisory fees is set forth below.

(b) Portfolio Manager(s)

Matthew T. Buckley and Thomas H. Luster are the co-portfolio managers of the Portfolio since its inception in 2012.

Item 6. Purchase and Sale of Portfolio Interests

(a) – (b) Purchase and Sale of Portfolio Interests

Interests in the Portfolio are issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of the 1933 Act.  Investments in the Portfolio may be made only by U.S. and foreign investment companies, common or commingled trust funds, pooled income funds, organizations or trusts described in Section 401(a) or 501(a) of the Internal Revenue Code of 1986, as amended (the “Code”), or similar organizations or entities that are “accredited investors” within the meaning of Regulation D under the 1933 Act.  This Registration Statement, as amended, does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” within the meaning of the 1933 Act.

Item 7.  Tax Information

The Portfolio expects its allocations to constitute ordinary income and/or capital gains unless an investor is not subject to taxation.

Item 8.  Financial Intermediary Compensation

Not applicable.

Item 9.  Investment Objective, Principal Investment Strategies, Related Risks and Disclosure of

 Portfolio Holdings

The Portfolio is a non-diversified, open-end management investment company.  The Portfolio is not intended to be a complete investment program, and a prospective investor should take into account its objectives and other investments when considering the purchase of an interest in the Portfolio.  The Portfolio cannot assure achievement of its investment objective.

The investment objective of the Portfolio is total return.  The Portfolio seeks its investment objective by investing in securities, derivatives, and other instruments to establish investment exposures to commercial mortgage-backed securities.  The Portfolio generally expects to maintain a dollar-weighted average duration of less than or equal to three years.  Under normal market conditions, the Portfolio will invest at least 80% of net assets in commercial mortgage-backed securities (“CMBS”) (the “80% Policy”).

The Portfolio intends to invest primarily in investment grade CMBS.  Investment grade securities are rated BBB or better by Standard & Poor’s Rating Group (“S&P”) or Fitch Ratings or Baa or better by Moody’s Investors Service, Inc. (“Moody’s”) or deemed to be of comparable quality by the investment adviser.   The Portfolio may invest in fixed-income securities of any duration or credit rating.  The Portfolio may also invest in asset-backed securities (“ABS”), agency or non-agency mortgage-backed securities (“MBS”), including residential mortgage-backed securities (“RMBS”), and securities issued by the US Government or its agencies and instrumentalities.

The Portfolio may, at times, engage in derivative transactions to enhance total return, to seek to hedge against fluctuations in securities prices or interest rates, to change the effective duration of its portfolio, to manage certain investment risks or as a substitute for the purchase or sale of securities or currencies.  The Portfolio expects to use derivatives principally when seeking to hedge against fluctuations in interest rates or to change the effective duration of the portfolio using interest rate derivatives, or to gain or lessen exposure to CMBS indices and single-name CMBS using total return swaps and credit default swaps.  There is no stated limit on the Portfolio’s use of derivatives.  The Portfolio may engage in repurchase agreements, reverse repurchase agreements, forward commitments and securities lending.

The Portfolio’s investments are actively managed and securities may be bought and sold on a daily basis.  Investment decisions for the Portfolio are made primarily on the basis of fundamental and quantitative research conducted by the investment adviser’s research staff.  The investment adviser may sell a security when the investment adviser’s price objective is reached, the fundamentals of the underlying assets change or to pursue more attractive investment options.  The investment adviser attempts to improve yield and preserve and enhance principal value through timely trading.  The investment adviser also considers the relative value of securities in the marketplace in making investment decisions.

The Portfolio’s objective and policies may be changed by the Trustees without shareholder approval.  There is no present intention to make any such change, and shareholders will receive at least 60 days’ prior notice of any material change in the Portfolio’s investment objective.

Registrant incorporates by reference the description of the Portfolio’s policies and procedures with respect to the disclosure of portfolio holdings information from “Information about the Fund” under “Shareholder Account Features” in the Fund prospectus.

Characteristics and Risks of Investments

Set forth below are the principal characteristics and risks associated with the investments and strategies of the Portfolio.  The risks of these investment strategies could adversely affect the Portfolio’s net asset value or total return.  The Portfolio might not use or be exposed to all of the strategies and techniques or invest directly or indirectly in all of the types of investments described in this registration statement.  While at times the Portfolio may use alternative investment strategies in an effort to limit losses, it may choose not to do so.

Principal Risks

Commercial Mortgage-Backed Securities Risk. Commercial Mortgage-Backed Securities (“CMBS”) are subject to credit, interest rate, prepayment and extension risk. CMBS may not be backed by the full faith and credit of the U.S. government and are subject to risk of default on the underlying mortgage. CMBS issued by non-government entities may offer higher yields than those issued by government entities, but also may be subject to greater volatility than government issues. CMBS react differently to changes in interest rates than other bonds and the prices of CMBS may reflect adverse economic and market conditions. Small movements in interest rates (both increases and decreases) may quickly and significantly reduce the value of CMBS.

Market Risk.  Economic and other events (whether real or perceived) can reduce the demand for investments held by the Portfolio, which may reduce their market prices and cause the value of Portfolio shares to fall. The frequency and magnitude of such changes cannot be predicted.  Certain securities and other investments held by the Portfolio can experience downturns in trading activity and, at such times, the supply of such instruments in the market may exceed the demand.  At other times, the demand for such instruments may exceed the supply in the market.  An imbalance in supply and demand in the market may result in valuation uncertainties and greater volatility, less liquidity, wider trading spreads and a lack of price transparency in the market.  No active trading market may exist for certain investments, which may impair the ability of the Portfolio to sell or to realize the full value of such investments in the event of the need to liquidate such assets. Adverse market conditions may impair the liquidity of some actively traded investments.  Fixed income markets have recently experienced a period of relatively high volatility.  If the Federal Reserve continues to taper or reverse its quantitative easing stimulus program and/or increases interest rates, fixed income markets could experience continuing high volatility, which could negatively impact the Fund’s performance.

Credit Risk.  Investment in debt obligations are subject to the risk of non-payment of scheduled principal and interest.  Changes in economic conditions or other circumstances may reduce the capacity of the party obligated to make principal and interest payments on such instruments and may lead to defaults. Such non-payments and defaults may reduce the value of Portfolio shares and income distributions. The value of a debt obligation also may decline because of concerns about the issuer’s ability to make principal and interest payments. In addition, the credit ratings of income securities may be lowered if the financial condition of the party obligated to make payments with respect to such instruments changes.  Credit ratings assigned by rating agencies are based on a number of factors and do not necessarily reflect the issuer’s current financial condition or the volatility or liquidity of the security.  In the event of bankruptcy of the issuer of income securities, the Portfolio could experience delays or limitations with respect to its ability to realize the benefits of any collateral securing the instrument. In order to enforce its rights in the event of a default, bankruptcy or similar situation, the Portfolio may be required to retain legal or similar counsel.  This may increase the Portfolio’s operating expenses and adversely affect net asset value.

Interest Rate Risk.   In general , the value of income securities will fluctuate based on changes in interest rates.  The value of these securities is likely to increase when interest rates fall and decline when interest rates rise.   Generally, securities with longer durations are more sensitive to changes in interest rates than shorter duration securities.  In a rising interest rate environment , the duration of income securities that have the ability to be prepaid or called by the issuer may extend ..  In a declining interest rate environment, the proceeds from prepaid or maturing instruments may have to be reinvested at a lower interest rate ..

Concentration Risk. Because the Portfolio’s investments may be highly concentrated in a particular industry or sector of the CMBS market (such as retail, office, warehouse, multifamily, defeased collateral, etc.), the value of Portfolio shares may be affected by events that adversely affect that industry or sector and may fluctuate more than that of a less concentrated fund.

Risk of U.S. Government-Sponsored Agencies. Although certain U.S. Government-sponsored agencies (such as the Federal Home Loan Mortgage Corporation and the Federal National Mortgage Association) may be chartered or sponsored by acts of Congress, their securities are neither issued nor guaranteed by the U.S. Treasury.

Risk of Lower Rated Investments.  Investments rated below investment grade (i.e., bonds rated lower than Baa by Moody's and lower than BBB by S&P) and comparable unrated securities ("junk bonds") have speculative characteristics because of the credit risk associated with their issuers.  Changes in economic conditions or other circumstances typically have a greater effect on the ability of issuers of lower rated investments to make principal and interest payments than they do on issuers of higher rated investments. An economic downturn generally leads to a higher non-payment rate, and a lower rated investment may lose significant value before a default occurs. Lower rated investments typically are subject to greater price volatility and illiquidity than higher rated investments.

Risks of Repurchase Agreements and Reverse Repurchase Agreements. In the event of the insolvency of the counterparty to a repurchase agreement or reverse repurchase agreement, recovery of the repurchase price owed to the Portfolio or, in the case of a reverse repurchase agreement, the securities sold by the Portfolio, may be delayed. In a repurchase agreement, such an insolvency may result in a loss to the extent that the value of the purchased securities decreases during the delay. In a reverse repurchase agreement, the counterparty’s insolvency may result in a loss equal to the amount by which the value of the securities sold by the Portfolio exceeds the repurchase price payable by the Portfolio; if the value of the purchased securities increases during such a delay, that loss may also be increased. When the Portfolio enters into a reverse repurchase agreement, any fluctuations in the market value of either the securities transferred to another party or the securities in which the proceeds may be invested would affect the market value of the Portfolio’s assets. As a result, such transactions may increase fluctuations in the net asset value of the Portfolio’s shares. Because reverse repurchase agreements may be considered to be the practical equivalent of the Portfolio  borrowing funds, (and the counterparty making a loan), they constitute a form of leverage. If the Portfolio reinvests the proceeds of a reverse repurchase agreement at a rate lower than the cost of the agreement, entering into the agreement will lower the Portfolio’s yield.

Derivatives Risk.  The use of derivatives can lead to losses because of adverse movements in the price or value of the asset, index, rate or instrument underlying a derivative, due to failure of a counterparty or due to tax or regulatory constraints.  Derivatives may create economic leverage in the Portfolio, which magnifies the Portfolio’s exposure to the underlying investment. Derivatives risk may be more significant when derivatives are used to enhance return or as a substitute for a cash investment position, rather than solely to hedge the risk of a position held by the Portfolio.  When derivatives are used to gain or limit exposure to a particular market or market segment, their performance may not correlate as expected to the performance of such market thereby causing the Portfolio to fail to achieve its original purpose for using such derivatives. A decision as to whether, when and how to use derivatives involves the exercise of specialized skill and judgment, and a transaction may be unsuccessful in whole or in part because of market behavior or unexpected events.  Derivative instruments traded in over-the-counter markets may be difficult to value, may be illiquid, and may be subject to wide swings in valuation caused by changes in the value of the underlying instrument.  If a derivative’s counterparty is unable to honor its commitments, the value of Portfolio shares may decline and the Portfolio could experience delays in the return of collateral or other assets held by the counterparty.  The loss on derivative transactions may substantially exceed the initial investment.

Issuer Diversification Risk.  The Portfolio is “non-diversified” which means it may invest a greater percentage of its assets in the securities of a single issuer than funds that are “diversified.”  Non-diversified funds face the risk of focusing investments in a small number of issuers, making them more susceptible to risk affecting such issuers than a more diversified fund might be.

Risks Associated with Active Management.  The Portfolio is an actively managed portfolio and its success depends upon the investment skills and analytical abilities of the investment adviser to develop and effectively implement strategies to achieve the Portfolio’s investment objective.  Subjective decisions made by the investment adviser may cause the Portfolio to incur losses or to miss profit opportunities on which it may otherwise have capitalized.

General Portfolio Investing Risks.  The Portfolio is not a complete investment program and you may lose money by investing in the Portfolio.  All investments carry a certain amount of risk and there is no guarantee that the Portfolio will be able to achieve its investment objective.  Annual Portfolio Operating Expenses expressed as a percentage of the Portfolio’s average daily net assets may change as Portfolio assets increase and decrease, and Annual Portfolio Operating Expenses may differ in the future.  Purchase and redemption activities by Portfolio shareholders may impact the management of the Portfolio and its ability to achieve its investment objective.  In addition, the redemption by one or more large shareholders or groups of shareholders of their holdings in the Portfolio could have an adverse impact on the remaining shareholders in the Portfolio.  Investors in the Portfolio should have a long-term investment perspective and be able to tolerate potentially sharp declines in value. An investment in the Portfolio is not a deposit in a bank and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency, entity or person.  Mutual funds, investment advisers, other market participants and many securities markets are subject to rules and regulations and the jurisdiction of one or more regulators.  Changes to applicable rules and regulations could have an adverse affect on securities markets and market participants, as well as on the Portfolio’s ability to execute its investment strategy.

Principal Characteristics and Additional Risks

Asset-Backed Securities.  Asset-backed securities represent interests in a pool of assets, such as home equity loans, CMBS , automobile receivables or credit card receivables.  Unscheduled prepayments of asset-backed securities may result in a loss of income if the proceeds are invested in lower-yielding securities.  In addition, issuers of asset-backed securities may have limited ability to enforce the security interest in the underlying assets, and credit enhancements (if any) may be inadequate in the event of default.   Asset-backed securities may experience losses on the underlying assets as a result of certain rights provided to consumer debtors under federal and state law.  The value of asset-backed securities may be affected by the factors described above and other factors, such as the availability of information concerning the pool and its structure, the creditworthiness of the servicing agent for the pool, the originator of the underlying assets or the entities providing credit enhancements and the ability of the servicer to service the underlying collateral.  The value of asset-backed securities representing interests in a pool of utilities receivables may be adversely affected by changes in government regulations.  Under certain market conditions, asset-backed securities may be less liquid and may be difficult to value.

Commercial Mortgage-Backed Securities.  CMBS include securities that reflect an interest in, and are secured by, mortgage loans on commercial real property. CMBS are subject to the risks described under “Asset-Backed Securities” above. CMBS also are subject to many of the risks of investing in the real estate securing the underlying mortgage loans. These risks reflect the effects of local and other economic conditions on real estate markets, the ability of tenants to make loan payments, and the ability of a property to attract and retain tenants. CMBS may be less liquid and exhibit a greater price volatility than other types of mortgage- or asset-backed securities.

The commercial mortgage loans that underlie CMBS have certain distinct risk characteristics. Commercial mortgage loans generally lack standardized terms, which may complicate their structure, tend to have shorter maturities than residential mortgage loans and may not be fully amortizing. Commercial properties themselves tend to be unique and are more difficult to value than single-family residential properties. In addition, commercial properties, particularly industrial and warehouse properties, are subject to environmental risks and the burdens and costs of compliance with environmental laws and regulations.

Fixed-Income Securities. Fixed-income securities include all types of fixed and floating-rate bonds and notes, such as convertible securities; corporate commercial paper; mortgage-backed and other asset-backed securities; inflation-indexed bonds issued by both governments and corporations; structured notes, including hybrid or “indexed” securities; loans; loan participations and assignments; delayed funding loans and revolving credit facilities; preferred securities; and bank certificates of deposit, fixed time deposits, bank deposits (or investments structured to provide the same type of exposure) and bankers’ acceptances of foreign and domestic banks and other debt instruments.  Fixed-income securities are issued by: foreign governments or their subdivisions, agencies and government-sponsored enterprises; international agencies or supranational entities; the U.S. Government, its agencies or government-sponsored enterprises (or guaranteed thereby); central or quasi-sovereign banks and U.S. and foreign corporations.  Fixed-income securities include deep discount bonds, such as zero coupon bonds, deferred interest bonds, bonds or securities on which the interest is payable in-kind (“PIK securities”), which are debt obligations that are issued at a significant discount from face value, and securities purchased on a forward commitment or when-issued basis. While zero coupon bonds do not make periodic payments of interest, deferred interest bonds provide for a period of delay before the regular payment of interest begins. PIK securities provide that the issuer thereof may, at its option, pay interest in cash or in the form of additional securities.

Duration. Duration measures the time-weighted expected cash flows of a fixed-income security, which can determine its sensitivity to changes in the general level of interest rates. Securities with longer durations tend to be more sensitive to interest rate changes than securities with shorter durations. A mutual fund with a longer dollar-weighted average duration can be expected to be more sensitive to interest rate changes than a fund with a shorter dollar-weighted average duration. Duration differs from maturity in that it considers a security’s coupon payments in addition to the amount of time until the security matures. Various techniques may be used to shorten or lengthen Portfolio duration. As the value of a security changes over time, so will its duration.

Lower Rated Securities. Investments in obligations rated below investment grade and comparable unrated securities (“junk bonds”) have speculative characteristics because of the credit risk associated with their issuers.  Changes in economic conditions or other circumstances typically have a greater effect on the ability of issuers of lower rated investments to make principal and interest payments than they do on issuers of higher rated investments.  An economic downturn generally leads to a higher non-payment rate, and a lower rated investment may lose significant value before a default occurs.  Lower rated investments generally are subject to greater price volatility and illiquidity than higher rated investments.

Derivatives. The Portfolio may enter into derivatives transactions with respect to any security or other instrument in which it is permitted to invest or any related security, instrument, index or economic indicator (“reference instruments”). Derivatives are financial instruments the value of which is derived from the underlying reference instrument. Derivatives transactions can involve substantial risk. Derivatives typically allow the Portfolio to increase or decrease the level of risk to which the Portfolio is exposed more quickly and efficiently than transactions in other types of instruments. The Portfolio incurs costs in connection with opening and closing derivatives positions. The Portfolio may engage in the derivative transactions set forth below, as well as in other derivative transactions with substantially similar characteristics and risks.

Certain derivative transactions may give rise to a form of leverage.  The Portfolio is required to segregate or “earmark” liquid assets or otherwise cover the Portfolio’s obligation created by a transaction that may give rise to leverage.  The use of leverage may cause the Portfolio to liquidate portfolio positions when it may not be advantageous to do so to satisfy its obligations or to meet segregation requirements.  Leverage may cause the Portfolio’s share price to be more volatile than if it had not been leveraged, as certain types of leverage may exaggerate the effect of any increase or decrease in the value of the Portfolio’s portfolio securities.  The loss on leverage transactions may substantially exceed the initial investment.

The use of derivatives can lead to losses because of adverse movements in the price or value of the asset, index, rate or instrument underlying a derivative, due to failure of a counterparty or due to tax or regulatory constraints.  Derivatives risks may be more significant when derivatives are used to enhance return or as a substitute for a cash investment position, rather than solely to hedge the risk of a position held by the Portfolio. When derivatives are used to gain or limit exposure to a particular market or market segment, their performance may not correlate as expected to the performance of such market thereby causing the Portfolio to fail to achieve its original purpose for using such derivatives. A decision as to whether, when and how to use derivatives involves the exercise of specialized skill and judgment, and even a well-conceived transaction may be unsuccessful to some degree because of market behavior or unexpected events.  Derivative instruments may be difficult to value, may be illiquid, and may be subject to wide swings in valuation caused by changes in the value of the underlying instrument.  If a derivative’s counterparty is unable to honor its commitments, the value of Portfolio shares may decline and the Portfolio could experience delays in the return of collateral or other assets held by the counterparty.  The loss on derivative transactions may substantially exceed the initial investment.

Interest Rate Swaps. Interest rate swaps involve the exchange by the Portfolio with another party of their respective commitments to pay or receive interest, e.g., an exchange of fixed rate payments for floating rate payments. Interest rate swaps involve counterparty risk and the risk of imperfect correlation.

Credit Default Swaps. Credit default swap agreements (“CDS”) enable the Portfolio to buy or sell credit protection on an individual issuer or basket of issuers (i.e., the reference instrument).  The Portfolio may enter into CDS to gain or short exposure to a reference instrument. Long CDS positions are utilized to gain exposure to a reference instrument (similar to buying the instrument) and are akin to selling insurance on the instrument. Short CDS positions are utilized to short exposure to a reference instrument (similar to shorting the instrument) and are akin to buying insurance on the instrument. In response to market events, federal and certain state regulators have proposed regulation of the CDS market. These regulations may limit the Portfolio’s ability to use CDS and/or the benefits of CDS. CDS involve risks, including the risk that the counterparty may be unable to fulfill the transaction or that the Portfolio may be required to purchase securities or other instruments to meet delivery obligations.  The Portfolio may have difficulty, be unable or may incur additional costs to acquire such securities or instruments.

Total Return Swaps. In a total return swap, the buyer receives a periodic return equal to the total return of a specified security, securities or index, for a specified period of time. In return, the buyer pays the counterparty a variable stream of payments, typically based upon short term interest rates, possibly plus or minus an agreed upon spread. These transactions involve risks, including counterparty risk.

Forward Rate Agreements. Under forward rate agreements, the buyer locks in an interest rate at a future settlement date. If the interest rate on the settlement date exceeds the lock rate, the buyer pays the seller the difference between the two rates. If the lock rate exceeds the interest rate on the settlement date, the seller pays the buyer the difference between the two rates.  These transactions involve risks, including counterparty risk.

Credit Quality. Rating agencies are private services that provide ratings of the credit quality of certain loans and other income securities. In evaluating creditworthiness, the investment adviser considers ratings assigned by rating agencies and generally performs additional credit and investment analysis. Credit ratings issued by rating agencies are based on a number of factors including, but not limited to, the issuer’s financial condition and the rating agency’s credit analysis, if applicable, at the time of rating. The ratings assigned are not absolute standards of credit quality and do not evaluate market risks or necessarily reflect the issuer’s current financial condition. An issuer’s current financial condition may be better or worse than the current rating indicates. A credit rating may have a modifier (such as plus, minus or a numerical modifier) to denote its relative status within the rating. The presence of a modifier does not change the security credit rating (for example BBB- and Baa3 are within the investment grade rating) for purposes of the Portfolio’s investment limitations.  If a security is rated by two rating agencies, the higher rating will be used for any Portfolio rating restrictions.

Repurchase Agreements. A repurchase agreement is the purchase by the Portfolio of securities from a counterparty in exchange for cash that is coupled with an agreement to resell those securities to the counterparty at a specified date and price. Repurchase agreements that mature in more than seven days will be treated as illiquid. When a repurchase agreement is entered, the Portfolio typically receives securities with a value that equals or exceeds the repurchase price, including any accrued interest earned on the agreement. The value of such securities will be marked to market daily, and cash or additional securities will be exchanged between the parties as needed. Except in the case of a repurchase agreement entered to settle a short sale, the value of the securities delivered to the Portfolio will be at least equal to the repurchase price during the term of the repurchase agreement. The terms of a repurchase agreement entered to settle a short sale may provide that the cash purchase price paid by the Portfolio is more than the value of purchased securities that effectively collateralize the repurchase price payable by the counterparty. Since in such a transaction the Portfolio normally will have used the purchased securities to settle the short sale, the Portfolio will segregate liquid assets equal to the marked to market value of the purchased securities that it is obligated to return to the counterparty under the repurchase agreement.

Reverse Repurchase Agreements. The Portfolio may enter into reverse repurchase agreements. Under a reverse repurchase agreement, the Portfolio transfers possession of a portfolio instrument to another party, such as a bank or broker-dealer, in return for cash. At the same time, the Portfolio agrees to repurchase the instrument at an agreed upon time (normally within seven days) and price, which reflects an interest payment. The Portfolio may enter into such agreements when it believes it is able to invest the cash acquired at a rate higher than the cost of the agreement, which would increase earned income. The Portfolio could also enter into reverse repurchase agreements as a means of raising cash to satisfy redemption requests without the necessity of selling portfolio assets.

Forward Commitments.  Fixed-income securities may be purchased on a “forward commitment” or “when-issued” basis (meaning securities are purchased or sold with payment and delivery taking place in the future). In such a transaction, the Fund is securing what is considered to be an advantageous price and yield at the time of entering into the transaction. However, the yield on a comparable security when the transaction is consummated may vary from the yield on the security at the time that the forward commitment or when-issued transaction was made. From the time of entering into the transaction until delivery and payment is made at a later date, the securities that are the subject of the transaction are subject to market fluctuations. In forward commitment or when-issued transactions, if the seller or buyer, as the case may be, fails to consummate the transaction, the counterparty may miss the opportunity of obtaining a price or yield considered to be advantageous. Forward commitment or when-issued transactions may be expected to occur a month or more before delivery is due. However, no payment or delivery is made until payment is received or delivery is made from the other party to the transaction.

Pooled Investment Vehicles. Subject to applicable limitations, the Portfolio may invest in pooled investment vehicles, including open- and closed-end investment companies affiliated or unaffiliated with the investment adviser and exchange-traded funds. The market for common shares of closed-end investment companies and exchange-traded funds, which are generally traded on an exchange, is affected by the demand for those securities regardless of the value of the fund’s underlying portfolio assets. The Portfolio will indirectly bear its proportionate share of any management fees and expenses paid by unaffiliated and affiliated pooled investment vehicles in which it invests, except that management fees of affiliated funds may be waived. To the extent they exceed 0.01%, the costs associated with such investments will be reflected in Acquired Fund Fees and Expenses in the Annual Fund Operating Expenses.

Illiquid Securities. The Portfolio may not invest more than 15% of its net assets in illiquid securities, which may be difficult to value properly and may involve greater risks than liquid securities. Illiquid securities include those legally restricted as to resale (such as those issued in private placements), and may include securities eligible for resale pursuant to Rule 144A thereunder. Certain Rule 144A securities may be treated as liquid securities if the investment adviser determines that such treatment is warranted. Even if determined to be liquid, holdings of these securities may increase the level of Portfolio illiquidity if eligible buyers become uninterested in purchasing them.

Securities Lending. The Portfolio may seek to earn income by lending portfolio securities to broker-dealers or other institutional borrowers.  As with other extensions of credit, there are risks of delay in recovery or even loss of rights in the securities loaned if the borrower of the securities fails financially.  Loans will only be made to firms that have been approved by the investment adviser and the investment adviser or the securities lending agent will periodically monitor the financial condition of such organizations while any loans are outstanding.  In addition, loans will only be made when the investment adviser believes the expected returns, net of expenses, justify the attendant risk.  Securities loans currently are required to be secured continuously by collateral in cash, cash equivalents (such as money market instruments) or other liquid securities held by the custodian and maintained in an amount at least equal to the market value of the securities loaned.  The Portfolio may lend up to one-third of the value of its total assets (including borrowings) or such other amount as is permitted under relevant law.

Borrowing. The Portfolio is authorized to borrow in accordance with applicable regulations, but currently intends to borrow only for temporary purposes (such as to satisfy redemption requests, to remain fully invested in anticipation of expected cash inflows and to settle transactions). The Portfolio will not purchase additional investment securities while outstanding borrowings exceed 5% of the value of its total assets.

Cash and Cash Equivalents. The Portfolio may invest in cash or cash equivalents, including high quality short-term instruments or in an affiliated investment vehicle that invests in such instruments.

General.  Unless otherwise stated, the Portfolio’s investment objective and certain other policies may be changed without shareholder approval. During unusual market conditions, the Portfolio may invest up to 100% of its assets in cash or cash equivalents temporarily, which may be inconsistent with its investment objective(s) and other policies. The Portfolio might not use all of the strategies and techniques or invest in all of the types of securities described in this Prospectus or the Statement of Additional Information. While at times the Portfolio may use alternative investment strategies in an effort to limit its losses, it may choose not to do so.

Portfolio Holdings Information.  The Portfolio will file with the Securities and Exchange Commission (“SEC”) a list of its portfolio holdings as of the end of the first and third fiscal quarters on Form N-Q.  The portfolio’s annual and semiannual reports (as filed on Form N-CSR) and each Form N-Q may be viewed on the SEC’s website (www.sec.gov).  The Eaton Vance funds have established policies and procedures with respect to the disclosure of portfolio holdings and other information concerning Portfolio characteristics.  A description of these policies and procedures is provided in part B.  Such policies and procedures regarding disclosure of portfolio holdings are designed to prevent the misuse of material, non-public information about the funds.

Item 10.  Management, Organization and Capital Structure

(a)  Management

The Portfolio’s investment adviser is BMR, a subsidiary of Eaton Vance Management (“Eaton Vance”), with offices at Two International Place, Boston, MA 02110. Eaton Vance has been managing assets since 1924 and managing mutual funds since 1931. Eaton Vance and its affiliates currently manage over $ 280 billion on behalf of mutual funds, institutional clients and individuals. The investment adviser manages investments pursuant to an investment advisory agreement.

Under its investment advisory agreement with the Portfolio, BMR receives a monthly advisory fee as follows:

Annual Fee Rate

Average Daily Net Assets for the month

 (for each level)

Up to $1 billion

0.550%

$1 billion but less than $2.5 billion

0.530%

$2.5 billion but less than $5 billion

0.510%

$5 billion and over

0.500%

Matthew T. Buckley and Thomas H. Luster co-manage the Portfolio.  Mr. Buckley has been employed by Eaton Vance for more than five years and is currently a Vice President of Eaton Vance and BMR and a Structured Finance Analyst for the Investment Grade Fixed Income team at Eaton Vance. Mr. Luster co-manages other Eaton Vance funds and portfolios and has been a Vice President of Eaton Vance and BMR for more than five years.

(b)  Capital Stock

Registrant incorporates by reference information concerning interests in the Portfolio from “Management and Organization” in the Fund SAI.

Item 11.  Shareholder Information

(a)  Pricing

The net asset value of the Portfolio is determined once each day only when the New York Stock Exchange (the “Exchange”) is open for trading (“Portfolio Business Day”).  This determination is made each Portfolio Business Day as of the close of regular trading on the Exchange (normally 4:00 p.m., Eastern time) (the “Portfolio Valuation Time”).  Registrant incorporates by reference information concerning the computation of net asset value and valuation of Portfolio assets from “Valuing Shares” in the Fund prospectus.

(b) and (c) Purchases and Redemptions

As described above, interests in the Portfolio are issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of the 1933 Act.  There is no minimum initial or subsequent investment in the Portfolio.  The Portfolio reserves the right to cease accepting investments at any time or to reject any investment order.  The placement agent for the Portfolio is Eaton Vance Distributors, Inc. (“EVD”), a direct, wholly-owned subsidiary of Eaton Vance Corp.  The principal business address of EVD is Two International Place, Boston, Massachusetts 02110.  EVD receives no compensation from the Portfolio for serving as the placement agent.

Each investor in the Portfolio may add to or reduce its investment in the Portfolio on each Portfolio Business Day as of the Portfolio Valuation Time.  The value of each investor’s interest in the Portfolio will be determined by multiplying the net asset value of the Portfolio by the percentage, determined on the prior Portfolio Business Day, which represents that investor’s share of the aggregate interests in the Portfolio on such prior day.  Any additions or withdrawals for the current Portfolio Business Day will then be recorded.  Each investor’s percentage of the aggregate interest in the Portfolio will then be recomputed as a percentage equal to a fraction (i) the numerator of which is the value of such investor’s investment in the Portfolio as of the Portfolio Valuation Time on the prior Portfolio Business Day plus or minus, as the case may be, the amount of any additions to or withdrawals from the investor’s investment in the Portfolio on the current Portfolio Business Day and (ii) the denominator of which is the aggregate net asset value of the Portfolio as of the Portfolio Valuation Time on the prior Portfolio Business Day plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investment in the Portfolio on the current Portfolio Business Day by all investors in the Portfolio.  The percentage so determined will then be applied to determine the value of the investor’s interest in the Portfolio for the current Portfolio Business Day.

An investor in the Portfolio may withdraw all of (redeem) or any portion of (decrease) its interest in the Portfolio if a withdrawal request in proper form is furnished by the investor to the Portfolio.  All withdrawals will be effected as of the next Portfolio Valuation Time.  The proceeds of a withdrawal will be paid by the Portfolio normally on the Portfolio Business Day the withdrawal is effected, but in any event within seven days.  The Portfolio reserves the right to pay the proceeds of a withdrawal (whether a redemption or decrease) by a distribution in kind of portfolio securities (instead of cash).  The securities so distributed would be valued at the same amount as that assigned to them in calculating the net asset value for the interest (whether complete or partial) being withdrawn.  If an investor received a distribution in kind upon such withdrawal, the investor could incur brokerage and other charges in converting the securities to cash.  Investments in the Portfolio may not be transferred.

The right of any investor to receive payment with respect to any withdrawal may be suspended or the payment of the withdrawal proceeds postponed during any period in which the Exchange is closed (other than weekends or holidays) or trading on the Exchange is restricted as determined by the SEC or, to the extent otherwise permitted by the Investment Company Act of 1940, as amended (the “1940 Act”), if an emergency exists as determined by the SEC, or during any other period permitted by order of the SEC for the protection of investors.

(d) Dividends and Distributions

The Portfolio will allocate at least annually among its investors each investor’s distributive share of the Portfolio’s net investment income, net realized capital gains, and any other items of income, gain, loss, deduction or credit.

(e) Frequent Purchases and Redemptions of Fund Shares

In general, frequent purchases and redemptions of investment company shares may dilute the value of shares held by long-term shareholders.  Excessive purchases and redemptions may disrupt efficient portfolio management, forcing an investment company to sell portfolio securities at inopportune times to raise cash, or cause increased expenses such as increased brokerage costs, realization of taxable capital gains without attaining any investment advantage, or increased administrative costs.  The Boards of Trustees of the funds sponsored by Eaton Vance organization (“Eaton Vance funds ”) have adopted policies for the Funds that invest in the Portfolio to discourage short-term trading and market timing and to seek to minimize the potentially detrimental effects of frequent purchases and redemptions of shares of those Funds.  While the Portfolio does not have a policy with respect to frequent purchases and redemptions of Portfolio interests, the investment adviser of the Funds that invest in the Portfolio attempts to avoid short-term trading when allocating Fund assets.  Registrant incorporates by reference additional information from “Restrictions on Excessive Trading and Market Timing” under “Purchasing Shares” in the Fund Prospectus.

(f) Tax Consequences

Under the anticipated method of operation of the Portfolio, the Portfolio should be classified as a partnership under the Code and should not be subject to any U.S. federal income tax.  However, each investor in the Portfolio will be required to take into account its allocable share of the Portfolio’s taxable ordinary income and capital gain in determining its U.S. federal income tax liability, if any. The determination of each such share will be made in accordance with the governing instruments of the Portfolio, which are intended to comply with the requirements of the Code and the regulations promulgated thereunder.

The Portfolio expects to manage its assets in such a way that an investment company investing in the Portfolio will be able to satisfy the requirements of Subchapter M of the Code, assuming that it invests all of its assets in the Portfolio or other regulated investment companies which so manage their assets.

Item 12.  Distribution Arrangements

Not applicable.

PART B

Item 14.  Cover Page and Table of Contents

Page

Portfolio History

B-1

Description of the Portfolio and Its Investments and Risks

B-1

Management of the Portfolio

B-6

Control Persons and Principal Holder of Securities

B-7

Investment Advisory and Other Services

B-7

Portfolio Managers

B-9

Brokerage Allocation and Other Practices

B-9

Capital Stock and Other Securities

B-9

Purchase, Redemptions and Pricing of Shares

B-11

Taxation of the Portfolio

B-11

Underwriters

B-14

Calculation of Performance Data

B-14

Financial Statements

B-14

Item 15.  Portfolio History

The Portfolio is organized as a trust under the laws of the Commonwealth of Massachusetts under a Declaration of Trust dated as of August 6, 2012.

Item 16.  Description of the Portfolio and Its Investments and Risks

Part A contains information about the investment objective and policies of the Portfolio.  This Part B should be read in conjunction with Part A.  Capitalized terms used in this Part B and not otherwise defined have the meanings given them in Part A.

With the exception of the Portfolio’s investment restrictions and certain information relating to the Portfolio’s strategies and risks, which are set forth below, Registrant incorporates by reference additional information concerning the investment policies of the Portfolio (as described in Part A) from “Additional Information about Investment Strategies” in the Fund SAI.  Registrant also incorporates by reference the Portfolio’s policies regarding the disclosure of portfolio holdings information (which apply equally to the Fund and Portfolio) from “Disclosure of Portfolio Holdings and Related Information” under “Performance” in the Fund SAI.

Strategies and Risks

Part A identifies the types of investments in which the Portfolio will principally invest in seeking its investment objective(s) and the principal risks associated therewith. The categories checked in the table below are all of the investments the Portfolio is permitted to make, including its principal investments and the investment practices the Portfolio is permitted to engage in. To the extent that an investment type or practice listed below is not identified in Part A as a principal investment, the Portfolio generally expects to invest less than 5% of its total assets in such investment type.  If a particular investment type that is checked and listed below but not referred to in Part A becomes a more significant part of the Portfolio’s strategy, the prospectus may be amended to disclose that investment.

Investment Type	Permitted for or Relevant to the Fund
Asset-Backed Securities (“ABS”)	√
Auction Rate Securities
Build America Bonds
Call and Put Features on Obligations	√
Cash Equivalents	√
Collateralized Mortgage Obligations (“CMOs”)	√
Commercial Mortgage-Backed Securities (“CMBS”)	√
Commodity-Related Investments
Common Stocks	√
Convertible Securities	√
Credit Linked Securities
Derivative Instruments and Related Risks	√
Direct Investments
Emerging Market Investments	√
Equity Investments	√
Equity Linked Securities
Exchange-Traded Funds (“ETFs”)	√
Exchange-Traded Notes (“ETNs”)
Fixed-Income Securities	√
Foreign Currency Transactions	√
Foreign Investments	√
Forward Foreign Currency Exchange Contracts
Forward Rate Agreements	√
Futures Contracts	√
High Yield Securities	√
Hybrid Instruments
Illiquid Securities	√
Indexed Securities
Inflation-Indexed (or Inflation-Linked) Bonds
Junior Loans
Liquidity or Protective Put Agreements
Loans
Master Limited Partnerships (“MLPs”)	√

Investment Type	Permitted for or Relevant to the Fund
Mortgage-Backed Securities (“MBS”)	√
Mortgage Dollar Rolls	√
Municipal Lease Obligations (“MLOs”)	√
Municipal Obligations
Option Contracts	√
Pooled Investment Vehicles	√
Preferred Securities	√
Real Estate Investment Trusts (“REITs”).	√
Repurchase Agreements	√
Residual Interest Bonds
Reverse Repurchase Agreements	√
Rights and Warrants	√
Royalty Bonds
Securities with Equity and Debt Characteristics	√
Senior Loans
Short Sales
Stripped Mortgage-Backed Securities (“SMBS”)	√
Structured Notes	√
Swap Agreements	√
Swaptions	√
Trust Certificates
U.S. Government Securities	√
Unlisted Securities
Variable Rate Obligations	√
When-Issued Securities, Delayed Delivery and Forward Commitments	√
Zero Coupon Bonds	√

Other Disclosures Regarding Investment Practices	Permitted for or Relevant to the Fund
Asset Coverage	√
Average Effective Maturity	√
Borrowing for Investment Purposes
Borrowing for Temporary Purposes	√
Diversified Status
Dividend Capture Trading

Other Disclosures Regarding Investment Practices	Permitted for or Relevant to the Fund
Duration	√
Events Regarding FNMA and FHLMC	√
Fund Investing in a Portfolio
Investments in the Subsidiary
Loan Facility
Option Strategy
Participation in the ReFlow Liquidity Program
Portfolio Turnover	√
Securities Lending	√
Short-Term Trading	√
Significant Exposure to Global Natural Resources
Significant Exposure to Health Sciences Companies
Significant Exposure to Smaller Companies
Significant Exposure to Utility and Financial Services Companies
Tax-Managed Investing

Investment Restrictions

The following investment restrictions of the Portfolio are designated as fundamental policies and as such cannot be changed without the approval of the holders of a majority of the Portfolio’s outstanding voting securities, which as used in this SAI means the lesser of: (a) 67% of the shares of the Portfolio present or represented by proxy at a meeting if the holders of more than 50% of the outstanding shares are present or represented at the meeting; or (b) more than 50% of the outstanding shares of the Portfolio. Accordingly, the Portfolio may not:

(1)

Borrow money or issue senior securities except as permitted by the 1940 Act;

(2)

Purchase securities on margin (but the Portfolio may obtain such short-term credits as may be necessary for the clearance of purchases and sales of securities).  The deposit or payment by the Portfolio of initial, maintenance or variation margin in connection with all types of options and futures contract transactions is not considered the purchase of a security on margin;

(3)

Underwrite or participate in the marketing of securities of others, except insofar as it may technically be deemed to be an underwriter in selling a portfolio security under circumstances which may require the registration of the same under the Securities Act of 1933;

(4)

Purchase or sell real estate, although it may purchase and sell securities which are secured by real estate and securities of companies which invest or deal in real estate;

(5)

Make loans to any person, except by (a) the acquisition of debt instruments and making portfolio investments, (b) entering into repurchase agreements, and (c) lending portfolio securities; or

In addition, the Portfolio may:

(6)

Purchase and sell commodities and commodities contracts of all types and kinds (including without limitation futures contracts, options on futures contracts and other commodities related investments) to the extent permitted by law.

The Portfolio may concentrate its investments in certain sectors, industries or types of obligations.

The Portfolio’s borrowing policy is consistent with Section 18(f) of the 1940 Act, which states that it shall be unlawful for any registered open-end company to issue any class of senior security or to sell any senior security of which it is the issuer, except that any such registered company shall be permitted to borrow from any bank; provided, that immediately after any such borrowing there is an asset coverage of at least 300% for all borrowings of such registered company; and provided further, that in the event that such asset coverage shall at any time fall below 300% such registered company shall, within three days thereafter (not including Sundays and holidays) or such longer period as the SEC may prescribe by rules and regulations, reduce the amount of its borrowings to an extent that the asset coverage of such borrowings shall be at least 300%.  Reverse repurchase agreements are included in borrowings for purposes of complying with the foregoing.

The following nonfundamental investment policies have been adopted by the Portfolio.  A nonfundamental investment policy may be changed by the Trustees with respect to the Portfolio without approval of the Portfolio or its other investors.  The Portfolio will not:

* make short sales of securities or maintain a short position, unless at all times when a short position is open (i) it owns an equal amount of such securities or securities convertible into or exchangeable, without payment of any further consideration, for securities of the same issue as, and equal in amount to, the securities sold short or (ii) it holds in a segregated account cash or other liquid securities (to the extent required under the 1940 Act) in an amount equal to the current market value of the securities sold short, and unless not more than 25% of its net assets (taken at current value) is held as collateral for such sales at any one time; or

* invest more than 15% of net assets in investments which are not readily marketable, including restricted securities and repurchase agreements maturing in more than seven days.  Restricted securities for the purposes of this limitation do not include securities eligible for resale pursuant to Rule 144A under the 1933 Act and commercial paper issued pursuant to Section 4(2) of said Act that the Board of Trustees, or its delegate, determines to be liquid.  Any such determination by a delegate will be made pursuant to procedures adopted by the Board.  When investing in Rule 144A securities, the level of portfolio illiquidity may be increased to e extent that eligible buyers become uninterested in purchasing such securities.

In addition, to the extent a registered open-end investment company acquires securities of a Portfolio in reliance on Section 12(d)(1)(G) under the 1940 Act, such Portfolio shall not acquire any securities of a registered open-end investment company in reliance on Section 12(d)(1)(G) under the 1940 Act.

Whenever an investment policy or investment restriction set forth in the Fund prospectus or Fund SAI states a maximum percentage of assets that may be invested in any security or other asset, or describes a policy regarding quality standards, such percentage limitation or standard shall be determined immediately after and as a result of the acquisition by the Portfolio of such security or asset.  Accordingly, unless otherwise noted, any later increase or decrease resulting from a change in values, assets or other circumstances or any subsequent rating change made by a rating service (or as determined by the investment adviser if the security is not rated by a rating agency), will not compel the Portfolio to dispose of such security or other asset.  However, the Portfolio must always be in compliance with the borrowing policy and limitation on investing in illiquid securities set forth above.  If a sale of securities is required to comply with the 15% limit on illiquid securities, such sales will be made in an orderly manner with consideration of the best interests of shareholders.

Item 17.  Management of the Portfolio

(a) – (c) Management Information, Board of Trustees and Compensation

Registrant ‘s Trustees  and Board committees are the same as those of the Fund.  Registrant incorporates by reference additional information concerning the management of the Portfolio from “Management and Organization” in the Fund SAI.

Principal Officers who are not Trustees are listed below:

Name and Year of Birth	Portfolio Position(s)	Term of Office and Length of Service	Principal Occupation(s) During Past Five Years
THOMAS H. LUSTER 1962	President	Since 2012	Vice President of Eaton Vance and BMR. Officer of 3 registered investment companies managed by Eaton Vance or BMR.
PAYSON F. SWAFFIELD 1956	Vice President	Since 2012	Chief Income Investment Officer of EVC. Vice President of Eaton Vance and BMR. Officer of 142 registered investment companies managed by Eaton Vance or BMR.
JAMES F. KIRCHNER* 1967	Treasurer	Since 2013	Vice President of Eaton Vance and BMR. Officer of 186 registered investment companies managed by Eaton Vance or BMR.
MAUREEN A. GEMMA 1960	Vice President, Secretary and Chief Legal Officer	Since 2012	Vice President of Eaton Vance and BMR. Officer of 186 registered investment companies managed by Eaton Vance or BMR.
PAUL M. O’NEIL 1953	Chief Compliance Officer	Since 2012	Vice President of Eaton Vance and BMR. Officer of 186 registered investment companies managed by Eaton Vance or BMR.

*  Prior to March 1, 2013, Mr. Kirchner served as Assistant Treasurer of the Portfolio since 2007 ..

(d)  Sales Loads

Not applicable.

(e)  Code of Ethics

Registrant is subject to the same Code of Ethics as the Fund.  Registrant incorporates by reference information concerning the code of ethics from “Code of Ethics” under “Investment Advisory and Administrative Services” in the Fund SAI.

(f)  Proxy Voting Policies

Registrant incorporates by reference information concerning relevant proxy voting policies from “Proxy Voting Policy” under “Management and Organization” and from “Appendix G” and “Appendix H” in the Fund SAI.

Item 18.  Control Persons and Principal Holders of Securities

(a) – (b) Control Persons and Principal Holders

As of February 1, 2014 , the Fund  and Eaton Vance Multi-Strategy Absolute Return Fund (“MSAR Fund”) controlled approximately 51.24% and 39.01%, respectively, of the value outstanding interests in the Portfolio.  Because the Fund and MSAR Fund control the Portfolio, the Fund and MSAR Fund may take actions without the approval of any other investor.  The Fund and MSAR Fund have informed the Portfolio that each will vote in accordance with the requirements of the 1940 Act whenever requested to vote on Portfolio matters.  The Fund and MSAR Fund are series of Eaton Vance Mutual Funds Trust, an open-end management investment company organized as a business trust under the laws of the Commonwealth of Massachusetts.  The address of the Fund , MSAR Fund and the Trust is Two International Place, Boston, Massachusetts 02110.

As of February 1, 2014 , Eaton Vance Multi-Strategy All Market Fund owned of record and beneficially 9. 74 % of the value of the outstanding interests in the Portfolio.   The Fund is a series of Eaton Vance Mutual Funds Trust, an open-end management investment company, organized as a business trust under the laws of the Commonwealth of Massachusetts.  The address of the Fund is Two International Place, Boston, MA 02110.

(c)  Management Ownership

As described in Part A, interests in the Portfolio may only be held by certain investment companies and other entities.  Interests in the Portfolio cannot be purchased by a Trustee or officer of the Portfolio.  The Trustees and officers of the Portfolio as a group do not own any interests in the Portfolio.

Item 19.  Investment Advisory and Other Services

Investment Advisory Services.  As described in Part A, BMR manages the Portfolio’s investments and affairs and provides related office facilities and personnel subject to the supervision of the Board of Trustees.  The investment adviser furnishes investment research, advice and supervision, furnishes an investment program and determines what securities will be purchased, held or sold and what portion, if any, of assets will be held uninvested.  The Investment Advisory Agreement requires the investment adviser to pay the salaries and fees of all officers and Trustees who are members of the investment adviser’s organization and all personnel of the investment adviser performing services relating to research and investment activities.

The Investment Advisory Agreement with the investment adviser continues in effect from year to year so long as such continuance is approved at least annually (i) by the vote of a majority of the noninterested Trustees of the Portfolio cast in person at a meeting specifically called for the purpose of voting on such approval and (ii) by the Board of Trustees of the Portfolio or by vote of a majority of the outstanding voting securities of the Portfolio.  The Agreement may be terminated at any time without penalty on sixty (60) days’ written notice by the Board of Trustees of either party, or by vote of the majority of the outstanding voting securities of the Portfolio, and the Agreement will terminate automatically in the event of its assignment.  The Agreement provides that the investment adviser may render services to others.  The Agreement also provides that the investment adviser shall not be liable for any loss incurred in connection with the performance of its duties, or action taken or omitted under the Agreement, in the absence of willful misfeasance, bad faith, gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties thereunder, or for any losses sustained in the acquisition, holding or disposition of any security or other investment.

BMR has agreed to reimburse the Portfolio’s expenses to the extent that the Portfolio’s total annual operating expenses exceed 0.65%. This expense reimbursement will continue through February 28, 2015.  Any amendments to or a termination of this reimbursement would require written approval of the Board of Trustees. The expense reimbursement relates to ordinary operating expenses only and does not include expenses such as: brokerage commissions, acquired fund fees and expenses, interest expense, taxes or litigation expenses. Amounts reimbursed may be recouped by the adviser during the Portfolio’s current fiscal year to the extent actual expenses are less than the contractual expense cap during such year.

Effective December 31, 2012, the Commodity Futures Trading Commission (“CFTC”) adopted certain regulatory changes that subject registered investment companies and advisers to regulation by the CFTC if a fund invests more than a prescribed level of its assets in certain CFTC-regulated instruments (including futures, certain options and swaps agreements) or markets itself as providing investment exposure to such instruments.  The Portfolio has claimed an exclusion from the definition of the term “commodity pool operator” under the Commodity Exchange Act.  Because of their management of other strategies, Eaton Vance and BMR are registered with the CFTC as commodity pool operators.   Accordingly, neither the Portfolio nor the adviser with respect to the operation of the Portfolio is subject to CFTC regulation.   operator s.  Eaton Vance and BMR are also registered as commodity trading advisors.  The CFTC has neither reviewed nor approved the Portfolio’s investment strategies or this Registration Statement.

Information About BMR and Eaton Vance.  BMR and Eaton Vance are business trusts organized under the laws of The Commonwealth of Massachusetts.  Eaton Vance, Inc. (“EV”) serves as trustee of BMR and Eaton Vance.  EV and Eaton Vance are wholly-owned subsidiaries of Eaton Vance Corp. (“EVC”), a Maryland corporation and publicly-held holding company.  BMR is an indirect subsidiary of EVC.   EVC through its subsidiaries and affiliates engages primarily in investment management, administration and marketing activities.  The Directors of EVC are Thomas E. Faust Jr., Ann E. Berman, Leo I. Higdon, Jr., Dorothy E. Puhy , Winthrop H. Smith, Jr. and Richard A. Spillane Jr.  All shares of the outstanding Voting Common Stock of EVC are deposited in a Voting Trust, the Voting Trustees of which are Mr. Faust, Jeffrey P. Beale, Daniel C. Cataldo, Cynthia J. Clemson,

Maureen A. Gemma, Laurie G. Hylton, Brian D. Langstraat, Michael R. Mach, Frederick S. Marius, David C. McCabe, Thomas M. Metzold, Scott H. Page, Walter A. Row, III , David M. Stein, Payson F. Swaffield, Michael W. Weilheimer and Matthew J. Witkos (all of whom are officers of Eaton Vance or its affiliates).  The Voting Trustees have unrestricted voting rights for the election of Directors of EVC.  All of the outstanding voting trust receipts issued under said Voting Trust are owned by certain of the officers of BMR and Eaton Vance who are also officers, or officers and Directors of EVC and EV.  All of the officers of the Trust (as well as Mr. Faust who is also a Trustee) hold positions in the Eaton Vance organization.

Expenses.  The Portfolio is responsible for all expenses not expressly stated to be payable by another party (such as expenses required to be paid pursuant to an agreement with the investment adviser or the principal underwriter).

Principal Underwriter.  Eaton Vance Distributors, Inc. (“EVD”), Two International Place, Boston, MA 02110, is the placement agent of the Portfolio.  The Placement Agent Agreement is renewable annually by the Trust’s Board of Trustees (including a majority of the noninterested Trustees), may be terminated on sixty days’ notice either by such Trustees or by vote of a majority of the outstanding voting securities of the Trust, and is automatically terminated upon assignment.  EVD is a direct, wholly-owned subsidiary of EVC.  Mr. Faust is a Director of EVD.

Custodian and Transfer Agent.  State Street Bank and Trust Company (“State Street“), 200 Clarendon Street, Boston, Massachusetts 02116, serves as custodian and transfer agent.  State Street has custody of all Portfolio assets, maintains the Portfolio general ledger and computes the daily net asset value of Portfolio interests in the Portfolio.  In such capacity it attends to details in connection with the sale, exchange, substitution, transfer or other dealings with investments, receives and disburses all funds and performs various other ministerial duties upon receipt of proper instructions.  State Street also provides services in connection with the preparation of shareholder reports and the electronic filing of such reports with the SEC.  EVC and its affiliates and their officers and employees from time to time have transactions with various banks, including State Street.  It is Eaton Vance’s opinion that the terms and conditions of such transactions were not and will not be influenced by existing or potential Portfolio custodial or other relationships with such banks.

Independent Registered Public Accounting Firm.  Deloitte & Touche LLP, 200 Berkeley Street, Boston, MA 02116, is the independent registered public accounting firm of the Portfolio, providing audit services and assistance and consultation with respect to the preparation of filings with the SEC.

Item 20.  Portfolio Managers

As described in Part A, interests in the Portfolio may only be held by certain investment companies and other entities.  Interests in the Portfolio cannot be purchased by a portfolio manager.

Matthew T. Buckley and Thomas H. Luster co-manage the Portfolio.  Mr. Buckley is a Structured Finance Analyst for the Investment Grade Fixed Income team at Eaton Vance. Mr. Luster co-manages other Eaton Vance funds and portfolios ..  Mr. Buckley and Mr. Luster have each been Vice Presidents of Eaton Vance and BMR for more than five years.

Item 21.  Brokerage Allocation and Other Practices

Registrant incorporates by reference information concerning the brokerage practices of the Portfolio from “Portfolio Securities Transactions” in the Fund SAI.

Item 22.  Capital Stock and Other Securities

Under the Portfolio’s Declaration of Trust, the Trustees are authorized to issue interests in the Portfolio.  Investors are entitled to participate pro rata in distributions of taxable income, loss, gain and credit of the Portfolio.  Upon dissolution of the Portfolio, the Trustees shall liquidate the assets of the Portfolio and apply and distribute the proceeds thereof as follows: (a) first, to the payment of all debts and obligations of the Portfolio to third parties including, without limitation, the retirement of outstanding debt, including any debt owed to holders of record of interests in the Portfolio (“Holders”) or their affiliates, and the expenses of liquidation, and to the setting up of any reserves for contingencies which may be necessary; and (b) second, in accordance with the Holders’ positive Book Capital Account balances after adjusting Book Capital Accounts for certain allocations provided in the Declaration of Trust and in accordance with the requirements described in Treasury Regulations Section 1.704-1(b)(2)(ii)(b)(2).  Notwithstanding the foregoing, if the Trustees shall determine that an immediate sale of part or all of the assets of the Portfolio would cause undue loss to the Holders, the Trustees, in order to avoid such loss, may, after having given notification to all the Holders, to the extent not then prohibited by the law of any jurisdiction in which the Portfolio is then formed or qualified and applicable in the circumstances, either defer liquidation of and withhold from distribution for a reasonable time any assets of the Portfolio except those necessary to satisfy the Portfolio’s debts and obligations or distribute the Portfolio’s assets to the Holders in liquidation.  The Trustees may authorize the issuance of certificates of beneficial interest to evidence the ownership of interests in the Portfolio.

Each Holder is entitled to vote in proportion to the amount of its interest in the Portfolio.  Holders do not have cumulative voting rights.  The Portfolio is not required and has no current intention to hold annual meetings of Holders, but the Portfolio will hold meetings of Holders when in the judgment of the Portfolio’s Trustees it is necessary or desirable to submit matters to a vote of Holders at a meeting.  Any action which may be taken by Holders may be taken without a meeting if Holders holding more than 50% of all interests entitled to vote (or such larger proportion thereof as shall be required by any express provision of the Declaration of Trust of the Portfolio) consent to the action in writing and the consents are filed with the records of meetings of Holders.

The Portfolio’s Declaration of Trust may be amended by vote of Holders of more than 50% of all interests in the Portfolio at any meeting of Holders or by an instrument in writing without a meeting, executed by a majority of the Trustees and consented to by the Holders of more than 50% of all interests.  The Trustees may also amend the Declaration of Trust (without the vote or consent of Holders) to change the Portfolio’s name or the state or other jurisdiction whose law shall be the governing law, to supply any omission or cure, correct or supplement any ambiguous, defective or inconsistent provision, to conform the Declaration of Trust to applicable federal law or regulations or to the requirements of the Code, or to change, modify or rescind any provision, provided that such change, modification or rescission is determined by the Trustees to be necessary or appropriate and not to have a materially adverse effect on the financial interests of the Holders.  No amendment of the Declaration of Trust which would change any rights with respect to any Holder’s interest in the Portfolio by reducing the amount payable thereon upon liquidation of the Portfolio may be made, except with the vote or consent of the Holders of two-thirds of all interests.  References in the

Declaration of Trust and in Part A or this Part B to a specified percentage of, or fraction of, interests in the Portfolio, means Holders whose combined Book Capital Account balances represent such specified percentage or fraction of the combined Book Capital Account balance of all, or a specified group of, Holders.

The Portfolio may merge or consolidate with any other corporation, association, trust or other organization or may sell or exchange all or substantially all of its assets upon such terms and conditions and for such consideration when and as authorized by the Holders of (a) 67% or more of the interests in the Portfolio present or represented at the meeting of Holders, if Holders of more than 50% of all interests are present or represented by proxy, or (b) more than 50% of all interests, whichever is less.  The Portfolio may be terminated (i) by the affirmative vote of Holders of not less than two-thirds of all interests at any meeting of Holders or by an instrument in writing without a meeting consented to by Holders of not less than two-thirds of all interests, or (ii) by the approval of a majority of the Trustees then in office to be followed by written notice to the Holders.

The Declaration of Trust provides that obligations of the Portfolio are not binding upon the Trustees individually but only upon the property of the Portfolio and that the Trustees will not be liable for any action or failure to act, but nothing in the Declaration of Trust protects a Trustee against any liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office.

Item 23.  Purchase, Redemptions and Pricing of Shares

See Item 11 herein.  Registrant employs the same valuation procedures as the Fund.  Registrant incorporates by reference information concerning valuation of the Portfolio’s assets from “Calculation of Net Asset Value” in the Fund SAI.

Item 24.  Taxation of the Portfolio

Provided the Portfolio is operated at all times during its existence in accordance with certain organizational and operational documents, the Portfolio should be classified as a partnership under the Code, and it should not be a “publicly traded partnership” within the meaning of Section 7704 of the Code.  Consequently, the Portfolio does not expect that it will be required to pay any U.S. federal income tax, and a Holder will be required to take into account in determining its U.S. federal income tax liability its share of the Portfolio’s income, gains, losses, deductions and credits.

Under Subchapter K of the Code, a partnership is considered to be either an aggregate of its members or a separate entity depending upon the factual and legal context in which the question arises.  Under the aggregate approach, each partner is treated as an owner of an undivided interest in partnership assets and operations.  Under the entity approach, the partnership is treated as a separate entity in which partners have no direct interest in partnership assets and operations.  In the case of a Holder that seeks to qualify as a regulated investment company (“RIC”), the aggregate approach should apply, and each such Holder should accordingly be deemed to own a proportionate share of each of the assets of the Portfolio and to be entitled to the gross income of the Portfolio attributable to that share for purposes of all requirements of Subchapter M of the Code.

In order to enable a Holder (that is otherwise eligible) to qualify as a RIC, the Portfolio intends to satisfy the requirements of Subchapter M of the Code relating to sources of income and diversification of assets as if they were applicable to the Portfolio and to permit withdrawals in a manner that will enable a Holder that is a RIC to comply with the distribution requirements applicable to RICs (including those under Sections 852 and 4982 of the Code).  The Portfolio will allocate at least annually to each Holder such Holder’s distributive share of the Portfolio’s net investment income, net realized capital gains, and any other items of income, gain, loss, deduction or credit in a manner intended to comply with the Code and applicable Treasury Regulations.

To the extent the cash proceeds of any withdrawal (or, under certain circumstances, such proceeds plus the value of any marketable securities distributed to an investor) (“liquid proceeds”) exceed a Holder’s adjusted basis of his interest in the Portfolio, the Holder will generally realize a gain for U.S. federal income tax purposes.  If, upon a complete withdrawal (redemption of the entire interest), a Holder receives only liquid proceeds (and/or unrealized receivables) and the Holder’s adjusted basis of his interest exceeds the liquid proceeds of such withdrawal and the Holder’s basis in any unrealized receivables, the Holder will generally realize a loss for U.S. federal income tax purposes. In addition, on a distribution to a Holder from the Portfolio, (1) income may be recognized if the distribution changes a distributee’s share of any unrealized receivables held by the Portfolio and (2) gain or loss may be recognized on a distribution to a Holder that contributed property to the Portfolio.  The tax consequences of a withdrawal of property (instead of or in addition to liquid proceeds) will be different and will depend on the specific factual circumstances. A Holder’s adjusted basis of an interest in the Portfolio will generally be the aggregate prices paid therefor (including the adjusted basis of contributed property and any gain recognized on the contribution thereof), increased by the amounts of the Holder’s distributive share of items of income (including income exempt from U.S. federal income taxation) and realized net gain of the Portfolio, and reduced, but not below zero, by (1) the amounts of the Holder’s distributive share of items of Portfolio loss, (2) the amount of any cash distributions (including distributions of income exempt from U.S. federal income taxation and cash distributions on withdrawals from the Portfolio) and the basis to the Holder of any property received by such Holder other than in liquidation, and (3) the Holder’s distributive share of the Portfolio’s nondeductible expenditures not properly chargeable to the Holder’s capital account. Increases or decreases in a Holder’s share of the Portfolio’s liabilities may also result in corresponding increases or decreases in such adjusted basis.

A partnership has the option to make an election to adjust the basis of the partnership’s assets in the event of a distribution of partnership property to a partner, or a transfer of a partnership interest.  This optional adjustment could either increase or decrease such basis depending on the relevant facts.  There can be no assurance that the Portfolio will make such an election in the future.  Furthermore, this basis adjustment is mandatory in certain circumstances.

 “Qualified dividend income” received by an individual will be taxed at the rates applicable to long-term capital gain.  In order for a dividend received by the Portfolio to be qualified dividend income, the Portfolio must meet holding period and other requirements with respect to the dividend-paying stock.  A dividend will not be treated as qualified dividend income (at either the Portfolio or interestholder level) (1) if the dividend is received with respect to any share of stock held for fewer than 61 days during the 121-day period beginning at the date which is 60 days before the date on which such share becomes ex-dividend with respect to such dividend (or, on the case of certain preferred stock, 91 days during the 181-day period beginning 90 days before such date), (2) to the extent that the recipient is under an obligation (whether pursuant to a short sale or otherwise) to make related payments with respect to positions in substantially similar or related property, (3) if the recipient elects to have the dividend income treated as investment interest, or (4) if the dividend is received from a foreign corporation that is (a) not eligible for the benefits of a comprehensive income tax treaty with the United States (with the exception of dividends paid on stock of such a foreign corporation readily tradable on an established securities market in the United States) or (b) treated as a passive foreign investment company (“PFIC”).  Payments in lieu of dividends, such as payments pursuant to securities lending arrangements, also do not qualify to be treated as qualified dividend income ..

The Portfolio’s investments in options, futures contracts, hedging transactions, forward contracts and certain other transactions will be subject to special tax rules (including mark-to-market, constructive sale, straddle, wash sale, short sale and other rules), the effect of which may be to accelerate income to the Portfolio, defer Portfolio losses, cause adjustments to the holding periods of Portfolio securities, convert capital gain into ordinary income and convert short-term capital losses into long-term capital losses.  These rules could therefore affect the amount, timing and character of the income recognized by Holders , including RIC Holders.

The Portfolio’s investments, if any, in securities issued with original issue discount (possibly including certain asset-related securities) or securities acquired at a market discount (if an election is made to include accrued market discount in current income) will cause it to realize income prior to the receipt of cash payments with respect to these securities.  In order to enable a Holder to distribute its proportionate share of this income, the Portfolio may be required to liquidate portfolio securities that it might otherwise have continued to hold in order to generate cash that the Holder may withdraw from the Portfolio for subsequent distribution to such Holder’s shareholders.

The Portfolio may be subject to foreign taxes on its income (including, in some cases, capital gains) from certain foreign securities.  These taxes may be reduced or eliminated under the terms of an applicable U.S. income tax treaty.  The anticipated extent of the Portfolio’s investment in foreign securities is such that it is not expected that a Holder that is a RIC will be eligible to pass through to its shareholders foreign taxes paid by the Portfolio and allocated to the Holder, so that shareholders of such RIC will not be entitled to foreign tax credits or deductions for foreign taxes paid by the Portfolio and allocated to the RIC.  Transactions in foreign currencies, foreign currency-denominated debt securities and certain foreign currency options, futures contracts, and forward contracts (and similar instruments) may give rise to ordinary income or loss to the extent such income or loss results from fluctuations in the value of the foreign currency concerned.  Investments in PFICs by the Portfolio could subject an investor in the Portfolio to adverse U.S. federal income tax consequences and other charges on distributions from such company or on the proceeds from the sales of the investment in such company; however these tax consequences can be mitigated by making an election to mark such investments to market annually or treat the PFICs as “qualified electing funds ..”  Certain uses of foreign currency and investment by the Portfolio in the stock of certain PFICs may be limited or a tax election with respect to PFICs may be made, if available, in order to enable an investor that is a RIC to preserve its qualification as a RIC or to avoid imposition of tax on such an investor.

The Portfolio may invest to a significant extent in debt obligations that are in the lowest rating categories or are unrated, including debt obligations of issuers not currently paying interest or who are in default.  Investments in debt obligations that are at risk of or in default present special tax issues for the Portfolio.  Tax rules are not entirely clear about issues such as when the Portfolio may cease to accrue interest, original issue discount or market discount, when and to what extent deductions may be taken for bad debts or worthless securities and how payments received on obligations in default should be allocated between principal and income.  These and other related issues will be addressed by the Portfolio when, as and if it invests in such securities, in order to seek to ensure that it distributes sufficient income to preserve its status as a RIC and does not become subject to U.S. federal income or excise tax.

The Portfolio will allocate at least annually to its investors their respective distributive shares of any net investment income and net capital gains which have been recognized for U.S. federal income tax purposes (including unrealized gains at the end of the Portfolio’s fiscal year on certain options and futures transactions that are required to be marked-to-market).

An entity that is treated as a partnership under the Code, such as the Portfolio, is generally treated as a partnership under state and local tax laws, but certain states may have different entity classification criteria and may therefore reach a different conclusion.  Entities that are classified as partnerships are not treated as separate taxable entities under most state and local tax laws, and the income of a partnership is considered to be income of partners both in timing and in character.  The laws of the various states and local taxing authorities vary with respect to the status of a partnership interest under state and local tax laws, and each Holder of an interest in the Portfolio is advised to consult his own tax advisor.

The foregoing discussion does not address the special tax rules applicable to certain classes of investors, such as tax-exempt entities, foreign investors, insurance companies and financial institutions.  Investors should consult their own tax advisors with respect to special tax rules that may apply in their particular situations, as well as the state, local or foreign tax consequences of investing in the Portfolio.  It is not possible at this time to predict whether or to what extent any changes in the Code or interpretations thereof will occur.  Prospective investors should consult their own tax advisors regarding pending and proposed legislation and other changes.

Item 25.  Underwriters

The placement agent for the Portfolio is EVD.  Investment companies, common and commingled trust funds, pooled income funds and similar entities may continuously invest in the Portfolio.

Item 26.  Calculation of Performance Data

Not applicable.

Item 27.  Financial Statements

The following audited financial statements of the Portfolio are incorporated by reference into this Part B and have been so included in reliance upon the report of Deloitte & Touche LLP, an independent registered public accounting firm, as experts in accounting and auditing.

Portfolio of Investments as of October 31, 2013

Statement of Assets and Liabilities as of October 31, 2013

Statement of Operations for the fiscal year ended October 31, 2013

Statement of Changes in Net Assets for the fiscal year ended October 31, 2013

Supplementary Data for the fiscal year ended October 31, 2013

Notes to Financial Statements

Report of Independent Registered Public Accounting Firm

For purposes of the EDGAR filing of this amendment to the Portfolio’s registration statement, the Portfolio incorporates by reference the above audited financial statements as previously filed electronically with the SEC on Form N-CSR on December 27, 2013 pursuant to Section 30(b)(2) of the 1940 Act (Accession No. 0001193125-13-485977).

PART C

Item 28.  Exhibits (with inapplicable items omitted)

(a)

Declaration of Trust of the Registrant dated August 6, 2012 filed as Exhibit (a) to Registrant’s Registration Statement filed August 28, 2012 (Accession No. 0000940394-12-000922) (“Registration Statement”) and incorporated herein by reference.

(b)

By-Laws of the Registrant as adopted August 6, 2012 filed as Exhibit (b) to Registrant’s Registration Statement and incorporated herein by reference.

(c)

Reference is made to Item 28(a) and 28(b) above.

(d)

Investment Advisory Agreement between the Registrant and Boston Management and Research dated August 6, 2012 filed as Exhibit (d) to Registrant’s Post-Effective Amendment No. 2 filed February 28, 2013 (Accession No. 0000940394-13-000344) (“PEA No. 2”) and incorporated herein by reference ..

(e)

Placement Agent Agreement with Eaton Vance Distributors, Inc. dated August 6, 2012 filed as Exhibit (e) to PEA No. 2 and incorporated herein by reference ..

(f)

The Securities and Exchange Commission has granted the Registrant an exemptive order that permits the Registrant to enter into deferred compensation arrangements with its independent Trustees.  See In the Matter of Capital Exchange Fund, Inc., Release No. IC-20671 (November 1, 1994).

(g)(1)

Master Custodian Agreement with State Street Bank & Trust Company dated September 1, 2013 filed as Exhibit (g)(1) to Post-Effective Amendment No. 211 of Eaton Vance Mutual Funds Trust (File Nos. 002-90946 , 811- 04015 ) filed September 24, 2013 (Accession No. 0000940394- 13-0001073 ) and incorporated herein by reference.

(2)

Amended and Restated Services Agreement with State Street Bank & Trust Company dated September 1, 2010 filed as Exhibit (g)(2) to Post-Effective Amendment No. 108 of Eaton Vance Special Investment Trust (File Nos. 2-27962, 811-1545) filed September 27, 2010 (Accession No. 0000940394-10-001000) and incorporated herein by reference.

(3)

Amendment Number 1 dated May 16, 2012 to Amended and Restated Services Agreement with State Street Bank & Trust Company dated September 1, 2010 filed as Exhibit (g)(3) to Post-Effective Amendment No. 39 of Eaton Vance Municipals Trust II (File Nos. 333-71320, 811-08134) filed May 29, 2012 (Accession No. 0000940394-12-000641) and incorporated herein by reference.

(4)

Amendment dated September 1, 2013 to Amended and Restated Services Agreement with State Street Bank & Trust Company dated September 1, 2010 field as Exhibit (g)(4) to Post-Effective Amendment No. 211 of Eaton Vance Mutual Funds Trust (File Nos. 002-90946, 811-04015) filed September 24, 2013 (Accession No. 0000940394-13-001073) and incorporated herein by reference.

(p)(1)

Code of Ethics adopted by Eaton Vance Corp., Eaton Vance Management, Boston Management and Research, Eaton Vance Distributors, Inc. and the Eaton Vance Funds effective September 1, 2000, as revised December 1, 2013 , filed as Exhibit (p )(1) to Post-Effective Amendment No. 156 of Eaton Vance Growth Trust (File Nos. 002-22019 , 811- 01241 ) filed December 23, 2013 (Accession No. 0000940394- 13-001464 ) and incorporated herein by reference.

Item 29.  Persons Controlled by or Under Common Control with Registrant

As of February 1, 2014, Eaton Vance Multi-Strategy Absolute Return Fund controlled the Portfolio by virtue of owning approximately 39.01 % of the value of the outstanding interests in the Portfolio.  The Fund is a series of Eaton Vance Mutual Funds trust, a trust organized under the laws of The Commonwealth of Massachusetts.  As of February 1, 2014 , the Fund also controlled Parametric Market Neutral Portfolio and MSAR Completion Portfolio, trusts organized under the laws of The Commonwealth of Massachusetts, by virtue of owning approximately 62.62% and 99.37%, respectively, of the value of such Portfolio’s outstanding interests.

Item 30.  Indemnification

Article V of the Registrant’s Declaration of Trust contains indemnification provisions for Trustees and officers.  The Trustees and officers of the Registrant and the personnel of the Registrant’s investment adviser are insured under an errors and omissions liability insurance policy.

The Placement Agent Agreement also provides for reciprocal indemnity of the placement agent, on the one hand, and the Trustees and officers, on the other.

Item 31.  Business and Other Connections of the Investment Adviser

Reference is made to:  (i) the information set forth under the caption “Management and Organization” in the Fund SAI; (ii) the Eaton Vance Corp. 10-K filed under the Securities Exchange Act of 1934 (File No. 1-8100); and (iii) the Forms ADV of Eaton Vance Management (File No. 801-15930) and Boston Management and Research (File No. 801-43127) filed with the SEC, all of which are incorporated herein by reference.

Item 32.  Principal Underwriters

Not applicable.

Item 33.  Location of Accounts and Records

All applicable accounts, books and documents required to be maintained by the Registrant by Section 31(a) of the 1940 Act and the Rules promulgated thereunder are in the possession and custody of the Registrant’s custodian, State Street Bank and Trust Company, 200 Clarendon Street, Boston, MA  02116, with the exception of certain corporate documents and portfolio trading documents which are in the possession and custody of the Registrant’s investment adviser at Two International Place, Boston, MA  02110.  The Registrant is informed that all applicable accounts, books and documents required to be maintained by registered investment advisers are in the custody and possession of Boston Management and Research.

Item 34.  Management Services

Not applicable.

Item 35.  Undertakings

Not applicable.

SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this Amendment No. 3 to its Registration Statement on Form N-1A to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Boston and Commonwealth of Massachusetts on the 27 th day of February, 2014 ..

CMBS PORTFOLIO

By:

/s/ Thomas H. Luster

Thomas H. Luster

President